UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2025
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Merchandise Mart Plaza, Suite 1750		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 6, 2025 (the “Closing Date”), GoHealth, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including Norvax, LLC, a Delaware limited liability company, as borrower (the “Borrower”), and Blizzard Midco, LLC, a Delaware limited liability company (“Holdings”), effected the transactions and entered into the agreements described in this Current Report on Form 8-K to enhance the Company’s financial flexibility.

Super Priority Term Loan Credit Agreement

On the Closing Date, the Borrower entered into a Superpriority Senior Secured Credit Agreement (the “Priming Credit Agreement”), with Holdings, the lenders party thereto, and Blue Torch Finance, LLC, as administrative agent and as collateral agent.

The Priming Credit Agreement governs a senior secured super priority term loan facility in an aggregate principal amount of $115.0 million (the “Priming Facility”) consisting of (a) $80.0 million in new-money term loans (the “Priming New Money Term Loans”), of which (i) $40.0 million were funded on the Closing Date and (ii) $40.0 million are available as delayed-draw term loans, and (b) $35.0 million of roll-up term loans (the “Priming Roll-Up Term Loans” and together with the “Priming New Money Term Loans,” the “Priming Term Loans”) resulting from the cashless conversion of a corresponding amount of existing Class A revolving loans at par that were outstanding under the Existing Credit Agreement (as defined below) into term loans on a dollar-for-dollar basis. Provided that no default or event of default has occurred and is continuing, delayed-draw term loans will be available to the Borrower on or after October 1, 2025, with the aggregate principal amount of such loans funded prior to November 1, 2025 not to exceed $15.0 million and prior to December 1, 2025, not to exceed $30.0 million, with the full amount available thereafter.

The proceeds of the Priming Term Loans can be used for working capital and other general corporate purposes and to pay transaction fees and expenses.

On the Closing Date, the lenders providing Priming New Money Term Loans received a closing fee equal to 3.00% of the Priming New Money Term Loans that was paid-in-kind by increasing the principal amount of outstanding Priming New Money Term Loans.

Maturity; Interest; MOIC Amount

The Priming Term Loans mature on August 5, 2029. The Priming New Money Term Loans bear interest in cash, at the Borrower’s election from time to time, at either (a) Term SOFR plus 5.50% per annum (subject to a 3.00% SOFR floor) or (b) Alternate Base Rate plus 4.50% (subject to a 4.00% Alternate Base Rate floor). Additionally, the Priming New Money Term Loans are also subject to a 2.00x multiple-on-invested-capital (“MOIC”), payable in cash upon partial or full repayment, prepayment, maturity or acceleration of the Priming Term Loans, which MOIC steps down to 1.75x for repayments occurring on or after January 1, 2026 but prior to April 1, 2027, and to 1.50x for repayments occurring on or after the Closing Date and prior to January 1, 2026.

The Priming Roll-Up Term Loans bear interest and have payment and prepayment terms substantially consistent with the Priming New Money Term Loans, other than the MOIC.

Guarantees; Security; Ranking

All principal, interest, premium, fees and other obligations in respect of the Priming Term Loans (collectively, the “Priming Term Loan Obligations”) are (a) jointly and severally guaranteed by the subsidiaries of the Company that guarantee the Existing Credit Agreement, and any future material subsidiaries that execute a joinder to the guaranty and related collateral agreements and (b) secured by a first priority lien on substantially all of the Borrower’s and the guarantors’ assets, subject to certain customary exceptions, on a senior basis to, and with payment priority senior to, all obligations outstanding under the Existing Credit Agreement on the Closing Date, provided that the amount of the MOIC (if any) will be subordinated to such obligations to the extent that it relates to Priming New Money Term Loans that have not yet been funded. In addition, pursuant to the Priming Credit Agreement, the Borrower is not permitted to make voluntary or mandatory prepayments of the remaining Class A revolving loans and/or the term loans (the “Existing Term Loans”) outstanding under the Existing Credit Agreement, other than payment of amortization in respect of the Existing Term Loans, prior to the repayment in full, in cash, of the Priming Term Loan Obligations.

Reporting

The Borrower will have certain reporting obligations, consistent with the Existing Credit Agreement, including providing 13-week cash flow forecasts and delivering variance reports for the most recently ended calendar week.

Covenants; Other Provisions

Pursuant to the Priming Credit Agreement, the Borrower will be required to comply with a minimum liquidity covenant of (a) $5.0 million at the end of each calendar week, commencing with the calendar week beginning October 5, 2025, (b) $15.0 million at the end of each calendar week, commencing with the calendar week beginning March 29, 2026, (c) $20.0 million at the end of each calendar week, commencing with the calendar week beginning June 28, 2026, and (d) $30.0 million at the end of each calendar week, commencing with the calendar week beginning September 27, 2026 and thereafter; provided, that during any period ending during the fiscal year ending December 31, 2026 and thereafter where the last business day of any calendar week therein occurs during the month of October, November or December, minimum liquidity shall instead be $10.0 million.

The Priming Credit Agreement contains customary non-financial covenants consistent with the Existing Credit Agreement that limit, among other things, mergers and acquisitions; investments, loans, and advances; affiliate transactions; changes to capital structure and the business; additional indebtedness; additional liens; the payment of dividends; and the sale of assets, in each case, subject to certain customary exceptions. In addition, the Priming Credit Agreement contains a covenant pursuant to which the Borrower and its subsidiaries are restricted from pursuing certain “liability management transactions” without the consent of the lenders holding a majority of the Priming Roll-Up Term Loans, and also includes certain restrictions on future financings.

The Priming Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, defaults under other material debt, events of bankruptcy and insolvency, failure of any guaranty or security document to be in full force and effect, and a change of control of the business.

The foregoing summary of the Priming Credit Agreement is qualified in its entirety by reference to the Priming Credit Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 14 to Existing Credit Agreement

On the Closing Date, the Borrower and Holdings also entered into Amendment No. 14 to the Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated as of September 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further amended by the Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, and Blue Torch Finance, LLC, as administrative agent and as collateral agent.

The Amendment amends the Existing Credit Agreement to, among other things, (i) terminate all Class A-1 revolving commitments (with no Class A-1 revolving loans being outstanding on the Closing Date), (ii) terminate all Class A revolving commitments and extend the maturity date of the remaining Class A revolving loans outstanding on the Closing Date to August 5, 2029, (iii) permit the Borrower to pay-in-kind a portion of the interest on the outstanding Existing Term Loans and/or the Class A revolving loans, such loans accruing interest at a rate equal to Adjusted Term SOFR plus 8.00% per annum, of which an amount of interest equal to at least Adjusted Term SOFR plus 4.50% per annum is payable in cash with the remainder of such interest paid-in-kind, and (iv) waive the amortization of the Existing Term Loans until December 31, 2026.

The Amendment also incorporates to the Existing Credit Agreement the additional reporting obligations and certain other provisions included in the Priming Credit Agreement and described above, removes each of the total cash leverage covenant, the asset coverage covenant and the budget variance covenant, and provides that an “event of default” under the Priming Credit Agreement shall not constitute an event of default under the Amended Credit Agreement unless the Priming Term Loan Obligations have been accelerated.

In addition, as consideration for, and as a condition to, the lenders’ the entry into the Amendment, on the Closing Date, the Company issued to lenders (or their affiliates) holding Class A revolving loans and Existing Term Loans (the “Subscribers”), pro rata based on their respective holdings thereof, an aggregate of 4,766,219 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Subscription Shares”), which represent an aggregate of 19.99% of the total issued and outstanding shares of the Company’s Class A common stock and Class B common stock, calculated as of immediately prior to the consummation of the transactions described in this Current Report on Form 8-K. The Subscribers will be entitled to certain customary registration rights with respect to the Subscription Shares.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 7, 2025, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K and its financial results for the quarter ended June 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the issuance of the Subscription Shares under Item 1.01 is incorporated into this Item 3.02 by reference. The Subscription Shares were issued pursuant to a subscription agreement, by and among the Company, the Borrower and each Subscriber. The Subscription Shares were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to the lenders’ entry into the Priming Credit Agreement and the Amendment, on the Closing Date, the Board of Directors of the Company (the “Board”) appointed three new directors and three existing directors of the Board resigned and departed the Board. In addition, the Board established a committee of the Board called the “Transformation Committee,” which has the exclusive power and authority to review, formulate and negotiate, and recommend to the Board for approval, various strategic alternatives, including, among others, refinancings, securitizations, mergers, acquisitions or restructurings. The Transformation Committee will also work together with the Compensation Committee of the Board to review and recommend to the Board, as necessary, any future employee incentive plans designed to retain employees and certain other compensation arrangements.

Director Appointments

On the Closing Date, the Board appointed Timothy R. Pohl, Alan J. Carr and William L. Transier, as Class I, Class II and Class III directors of the Board, respectively. Timothy R. Pohl, Alan J. Carr and William L. Transier will serve with terms expiring at the Company’s annual meetings of stockholders to be held in 2027, 2028 and 2026, respectively, and in each case, until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal in accordance with the Company’s organizational documents and the Priming Credit Agreement, including that each of the new directors is expected to serve on the Board for no longer than four years from the Closing Date.

Each of the new directors was appointed to the newly established Transformation Committee, along with a director appointed by Centerbridge Capital Partners III, L.P. (and its affiliates), that is initially Jeremy W. Gelber, a current Board director. In addition, Alan J. Carr and William L. Transier were appointed to the Audit Committee of the Board, and William L. Transier was appointed as a member and Chair of the Nominating and Corporate Governance Committee of the Board.

In connection with their appointments, the Company and each new director will enter into the Company’s standard indemnification agreement for directors and the Board will approve their director compensation following the Closing Date.

Other than as set forth above with respect to the lenders, there is no arrangement or understanding between the new directors and any other persons pursuant to which the new directors were selected. There are no transactions between the Company and any of the new directors that would be required to be reported under Item 404(a) of Regulation S-K.

Director Resignations

On the Closing Date, Karoline Hilu, Alexander E. Timm and Alan Wheatley, members of the Board, resigned and departed from the Board. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit Number	Description
10.1
Superpriority Senior Secured Credit Agreement, dated as of August 6, 2025, by and among Norvax, LLC, as borrower, Blizzard Midco, LLC, the lenders party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent.

10.2
Amendment No. 14 to Credit Agreement, dated as of August 6, 2025, by and among Norvax, LLC, as borrower, Blizzard Midco, LLC, the lenders party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent (including Annex A which is a conformed version of the Credit Agreement).

99.1	Press Release issued by GoHealth, Inc. on August 7, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	August 7, 2025	By:	/s/ Brendan Shanahan
Brendan Shanahan Chief Financial Officer (Principal Financial Officer)